U.S. SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g)

OF THE SECURITIES EXCHANGE ACT OF 1934

IMMATICS N.V.

(Exact Name of Registrant as Specified in Its Charter)

The Netherlands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

Paul-Ehrlich-Straße 15 Tübingen, Federal Republic of Germany	72076
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
Ordinary Shares, nominal value €0.01 per share	The Nasdaq Stock Market LLC
Public Warrants to purchase Ordinary Shares	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-237702

(If applicable)

Securities to be registered pursuant to Section 12(g) of the Act:

N/A

(Title of Class)

Item 1.	Description of Registrant’s Securities to be Registered.

Immatics N.V. (the “Registrant”) hereby incorporates by reference the descriptions of its ordinary shares, nominal value €0.01 per share (the “Ordinary Shares”), and public warrants to purchase Ordinary Shares (the “Public Warrants”) to be registered hereunder contained under the section “Description of TopCo’s Securities” in the Registration Statement on Form F-4 of the Registrant (File No. 333-237702), as originally filed with the Securities and Exchange Commission (the “Commission”) on April 16, 2020, as subsequently amended (the “Registration Statement”), to which this Form 8-A relates. In addition, the above-referenced descriptions included in any proxy statement/prospectus relating to the Registration Statement filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933, as amended, shall be deemed to be incorporated by reference herein.

The Ordinary Shares and Public Warrants to be registered hereunder have been approved for listing on The Nasdaq Stock Market LLC (“Nasdaq”) under the symbols “IMTX” and “IMTXW”, respectively.

Item 2.	Exhibits.

Pursuant to the Instructions as to Exhibits for Form 8-A, no exhibits are required to be filed herewith or incorporated by reference hereby, because no other securities of the Registrant are registered on Nasdaq and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

SIGNATURE

Pursuant to the requirements of Section 12 of the Exchange Act, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

IMMATICS N.V.

By:	/s/ Harpreet Singh
Harpreet Singh
Chief Executive Officer

Dated: July 1, 2020